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                                                                    Exhibit 99.1

NATIONAL DENTEX CORPORATION                               FOR IMMEDIATE RELEASE:
526 Boston Post Road                                      October 6, 2006
Wayland, MA 01778
(508) 358 - 4422
Contact:
     Richard F. Becker, Executive Vice President, Treasurer & CFO

                      NATIONAL DENTEX CORPORATION ANNOUNCES
                    ACQUISITION OF KELLER GROUP, INCORPORATED

NATIONAL DENTEX CORPORATION, WAYLAND, MASSACHUSETTS, October 6, 2006 - National Dentex Corporation (NASDAQ: NADX), one of the largest owner/operators of dental laboratories in North America, today announced that it had acquired Keller Group, Incorporated ("Keller"), a privately-held dental laboratory business with production facilities in both St. Louis, Missouri and Louisville, Kentucky, and sales offices in Kansas City, Missouri and Indianapolis, Indiana. Keller had sales in excess of $17,000,000 in its last fiscal year ended December 31, 2005. The transaction was effected on October 5, 2006 in the form of a stock purchase agreement pursuant to which National Dentex purchased all the outstanding shares of capital stock of Keller for total cash consideration at closing of $19,125,000, and an additional deferred payment to be determined and payable in accordance with the agreement's terms.

David Brown, President & CEO, commented: "We are extremely pleased to announce our acquisition of Keller. Founded in 1948 by George Keller and today led by his sons, Bill and Tom, we believe Keller is widely recognized within the dental community as one of the best managed, progressive and innovative laboratory businesses in the country. Keller has been able to achieve the success that it is known for and to standout nationally among dental laboratories through a combination of its various team members' talents, energy and commitment. The Keller team's clear strategies and technical competencies have enabled Keller to develop product leadership in a number of areas on a national level. These strategies have helped focus Keller on growth opportunities that fit well with its production capacities, thereby enabling them to deliver consistent and sustainable growth. Keller's success has in turn built trust and strong relationships with its clients, helping ensure future competitive advantages."

Mr. Brown continued: "This acquisition adds one of the most respected laboratory businesses in the country to National Dentex. We welcome Bill and Tom Keller and their entire Keller team to the National Dentex family of laboratories. Their managerial and technical strengths helps to further enhance our position as a leading operator of high quality dental laboratories in North America."

ABOUT NATIONAL DENTEX

     National Dentex Corporation serves an active customer base of over 24,000 dentists through 48 dental laboratories located in 31 U.S. states and one Canadian province. National Dentex's dental laboratories provide a full range of custom-made dental prosthetic appliances, including dentures, crowns and fixed bridges, and other dental specialties.

SAFE HARBOR STATEMENT

     This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding our acquisition activity, marketplace competitiveness, opportunities, and expected courses of action, that are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections about the industry and markets in which National Dentex operates. The statements contained in this release are not guarantees of future performance and involve certain risks,

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uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors that may affect future operating results and acquisition activity include the timing, duration and effects of adverse changes in overall economic conditions and other developments that directly or indirectly affect consumer decisions as to whether and when to have dental procedures performed; National Dentex's ability to acquire new laboratories on terms and conditions acceptable to it and its capacity to integrate and successfully operate previously acquired laboratories; governmental regulation of health care; trends in the dental industry towards managed care; increases in labor, benefits and material costs; product development risks; technological innovations; competition from other dental laboratories, including increased competition from dental laboratories located in foreign countries with lower labor and benefit costs, such as China: National Dentex's ability to attract, retain and motivate qualified personnel; changes in the cost or availability of raw materials, particularly precious metals like gold, platinum and palladium; any impairment in the carrying value of goodwill or other acquired intangibles; compliance with evolving federal securities, accounting, and marketplace rules and regulations applicable to publicly-traded companies on the Nasdaq National Market; and other risks indicated from time to time in National Dentex's filings with the Securities and Exchange Commission, particularly under Item 1A, "Risk Factors" of National Dentex's most recently filed Annual Report on Form 10-K and the most recently filed Quarterly Report on Form 10-Q.